SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                         OASIS INFORMATION SYSTEMS INC.

         Nevada                                         94-3342064
(State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                      Identification Number)

              2921 North Tenaya Way, Suite 216, Las Vegas NV 89128
               (Address of principal executive offices)(Zip Code)

           Independent Contractor/Consulting Agreement with Emily Chan
         Independent Contractor/Consulting Agreement with Brenda Tedder
          Independent Contractor/Consulting Agreement with Stuart Gall
                 Agreement with Antal Markus and Marilyn Markus
                              (Full Title of Plan)

                            Alex Anderson, President
                         Oasis Information Systems Inc.
                         2921 North Tenaya Way Suite 216
                               Las Vegas NV 89128
                                 (702) 947-4877
           (Name, address and telephone number of agent for service.)
                                 with copies to:
                                Claudia J. Zaman
                                 Attorney At Law
                          21800 Oxnard Street Suite 440
                        Woodland Hills, California 91367

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed
                                       Proposed          Maximum
                                       Maximum           Aggregate Amount
Title of Securities  Amount of Shares  Offering          Offering  Regis.
to be Registered     to be Registered  Price per Share   Price     Fee

$.001 par value
Common Stock         1,350,000          $.20            $270000     $71.28

TOTALS               1,350,000          $.20            $270000     $71.28

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of the last sales price per share of the Registrants common stock on July 11, 2002 as reported by the OTC Electronic Bulletin Board.


                                   PROSPECTUS

                         OASIS INFORMATION SYSTEMS, INC.
                              2921 North Tenaya Way
                               Las Vegas NV 89128
                                 (702) 947-4877

         (1,350,000 Shares of Common Stock)

     This Prospectus relates to the offer and sale by Oasis Information Systems, Inc., a Nevada corporation (the Company or Oasis) of shares of its $.001 par value per share common stock (the Common Stock) to certain consultants and employees (the Consultants) pursuant to consulting agreements entered into between the Company and the Consultants for payment of services rendered and to be rendered. The Company is registering hereunder and then issuing to the Consultants 1,350,000 shares of Common Stock in consideration for services to be performed and for services already performed under the respective agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder, there are 400,000 shares are being registered for affiliates of the Company. An affiliate is any director, executive officer or controlling shareholder of the Company or any of its subsidiaries. An affiliate of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act). If an Employee who is not now an affiliate becomes an affiliate of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See General Information - Restrictions on Resales).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus is July 11, 2002


     This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the Securities
Act), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the
Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Oasis Information Systems, Inc., 2921 North Tenaya Avenue, Las Vegas, NV 89128, (702) 947-4877.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates. The Companys stock has been traded on the over-the-counter market since the fourth quarter of 2001 and is currently reported by the National Quotation Bureau Electronic Bulletin Board.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which such offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.
     Neither the delivery of this Prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

Information Required in the Section 10(a) Prospectus 5
Item 1. Plan Information    5
        General Information          5
        The Company        5
        Purposes  5
        Common Stock       5
        The Consultants    5
        No Restrictions on Transfer         5
           Tax Treatment to the Consultants 5
        Tax Treatment to the Company        6
        Restrictions on Resale      6
Documents Incorporated by Reference and Additional Information         6

Item 2.  Registrant Information and Employee Plan Annual Information   6
                       Legal Opinion and Experts     7
                             Indemnification of Officers and Directors 7

Information Required in the Registration Statement   7

Item 3.  Incorporation of Documents by Reference     7

Item 4.  Description of Securities  8

Item 5.  Interests of Named Experts and Counsel      8

Item 6.  Indemnification of Directors and Officers   8

Item 7.  Exemption from Registration Claimed 8

Item 8.  Exhibits 9

Item 9.  Undertakings      9

Signatures        10

Exhibit Index     12

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

GENERAL INFORMATION

The Company

The Company has its principal executive offices at 2921 North Tenaya Way, Suite 216, Las Vegas, Nevada 89128, where its telephone number is (702) 947-4877.

Purposes

The Common Stock to be issued by the Company to certain Consultants will be issued pursuant to business consulting and agreements entered into between the Consultants and the Company, which agreements have been approved by the Board of Directors of the Company (the Board of Directors). The agreement is intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Companys future prosperity, thereby advancing the interests of the Company and all of its shareholders as well as paying compensation to past employees of the Company in lieu of their accrued salaries. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock

     The Board of Directors has authorized the issuance of up to 1,350,000 shares of Common Stock to the Consultants and upon effectiveness of this Registration Statement.

The Consultants

     The Consultants have agreed to provide their expertise and advice to the Company for the purposes set forth in their agreements with the Company. In addition, the Company is also registering stock as satisfaction for salaries owed to past officers of the Company.

No Restrictions on Transfer

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultants

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occur: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. The Consultants are urged to consult their own tax advisors on this matter. Further, if any recipient is an affiliate, Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation. Since many of the Consultants are Canadian citizens, they are urged to consult their own tax advisors as to how the consideration they are receiving will be treated for Canadian tax reporting purposes.

Tax Treatment to the Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resale

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called profit, as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the purchase of shares in connection with the profit computation under
Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any profit computation under 16(b), the price paid for the Companys common stock issued hereunder to affiliates is equal to the value of services rendered. Shares of the Companys Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

                       DOCUMENTS INCORPORATED BY REFERENCE
                                       AND
                             ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (1) its Form 10-KSB for the year ended December 31, 2001, filed pursuant to the Exchange Act; (2) any and all Quarterly Reports and Current Reports on Form 10-Q (or 10-QSB or 8-K) filed under the Securities Exchange Act subsequent to the filing of the Companys Annual Report on Form 10-K (or 10-KSB) for the fiscal year ended December 31, 2001, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to termination of this Offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing. All documents which when together constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information

     A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: Oasis Information Systems, Inc., 2921 North Tenaya way, Suite 216, Las Vegas NV 890128, (702) 947-4877.

Legal Opinion and Experts

     Claudia J. Zaman has rendered an opinion on the validity of the securities being registered. Ms. Zaman is not an affiliate of the Company and currently owns no shares of the Companys Common Stock.

     The financial statements of Oasis Information Systems, Inc. incorporated by reference in this Prospectus for the fiscal year ended December 31, 2001 have been audited by HJ & Associates, independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person on connection with the securities being registered, registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     (a) Registrants latest Annual Report, whether filed pursuant to Section 13(a)or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.


Item 4.  Description of Securities

No description of the class of securities (i.e., the $.0001 par value common stock) is required under this item because the Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Ms. Zaman owns no shares of the Companys common stock.

Item 6.  Indemnification of Directors and Officers

     The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

     Pursuant to the Companys bylaws, the Company shall have the right to indemnify , to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Nevada Corporation Law and any amendments thereto, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

     Subject to the provisions of Nevada Revised Statutes and any amendments thereto, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Directors capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

1) a breach of the Directors duty of loyalty to the Corporation or its shareholders;
2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
3) A transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Directors office; or
4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.



Item 8.  Exhibits

     (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.                Title


5. Opinion of Claudia J. Zaman regarding the legality of the securities registered.
10.2 Independent Contractor/Consulting Agreement with Emily Chan
10.3 Independent Contractor/Consulting Agreement with Brenda Tedder
10.4 Independent Contractor/Consulting Agreement with Stuart Gall
10.5                       Amendment to Acquisition Agreement
23.1 Consent of Claudia J. Zaman, counsel to the registrant, to the use of her opinion with . respect to the legality of the securities being registered hereby and to the references to her in the Prospects filed as part hereof.
23.2 Consent of HJ & Associates, independent auditors of the registrant

Item 9.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
         Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs are incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14e-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Vancouver, Province of British Columbia on July 11, 2002.

                                        OASIS INFORMATION SYSTEMS, INC.

                                        By:/s/Alexander Anderson
                                           Alexander Anderson, President

                                        By: /s/Werner Grieder
                                           Dr. Werner Grieder, Treasurer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

July 11, 2002                               /s/ Alexander Anderson
                                            Alexander Anderson, Director

July 11, 2002                               /s/ Dr. Werner Grieder
                                            Dr. Werner Grieder, Director

July 11, 2002                               /s/ Ed Gallagher
                                            Ed Gallagher, Director


                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

     The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit
Number in
Registration                                                     Numbered
Statement                  Description                             Page


5.                         Opinion of Counsel

10.2 Independent Contractor/Consulting Agreement with Emily Chan

10.3 Independent Contractor/Consulting Agreement with Brenda Tedder

10.4 Independent Contractor/Consulting Agreement with Stuart Gall

10.5 Amendment No. 1 to Acquisition Agreement with Antal Markus and Marilyn Markus

23.1                       Consent of Claudia J. Zaman to Use of Opinion

23.2                       Consent of HJ & Associates



                          INDEPENDENT AUDITORS CONSENT


     We do hereby consent to the use of our report dated May 15, 2002 on the financial statements of Oasis Information Systems, Inc. (a Nevada corporation) included in and made part of the registration statement of Oasis Information Systems, Inc. dated July 11, 2002.


July 11, 2002

/s/HJ & Associates
---------------------------------------

Certified Public Accountant

                        CLAUDIA J. ZAMAN ATTORNEY AT LAW
                          21800 Oxnard Street Suite 440
                             Woodland Hills CA 91367
                                 (818) 598-6774
                            (818) 598-6778 Facsimile

                                                             July 11, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs:

     Re: OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN REGISTRATION STATEMENT ON FORM S-8 OF OASIS INFORMATION SYSTEMS, INC.

     I have acted as counsel for Oasis Information Systems, Inc. (the Company) in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Act), of a registration statement on Form S-8 (the Registration Statement), relating to the offer and sale of 1,350,000 shares of common stock, par value $.0001 (the Common Stock) to Consultants of the Company in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain agreements (the Agreements).

     As counsel to the Company, I have examined the Companys Articles of Incorporation, bylaws, minute book and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the common stock in this offering.

     In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinion.

     My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements, incorporated by reference in the Registration Statement.

     In rendering my opinion, I have assumed, without independently verifying such assumptions, and this opinion is based upon and conditioned upon the following:

     (i) the genuineness of the signatures on and enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized. executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid, binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents; and (v) the Company will be operated in accordance with the terms of its charter documents and the laws of the State of Nevada and the terms of the instruments referred to above.

     Based upon the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

     1. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

     1. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the written agreements, the Common Stock issuable under the Agreements will be duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

     I am admitted to practice in the State of California and the State of Colorado. I am not admitted to practice in any other jurisdictions other than California and Colorado, in which the Company may own property or transact business. My opinions herein are with respect to federal law only, and to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matter from attorneys licensed in such other jurisdictions. No opinion is expressed form any conflict of laws issues. My opinions are qualified tot he extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

     I hereby consent to the inclusion of my opinion filed as an exhibit to the Registration Statement. I further consent to the reference to me and my opinion under the caption Legal Opinion and Experts in the Prospectus.

                                            Sincerely,
                                            /s/   Claudia J. Zaman
                                            Claudia J. Zaman